Exhibit 10.1

2004 STOCK INCENTIVE PLAN
FOR
BRISTOL WEST HOLDINGS, INC. AND SUBSIDIARIES

1.          Purpose of the Plan

                    The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.          Definitions

                    The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

Affiliate:  Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or a shareholder of the Company has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Share-Based Award granted pursuant to the Plan.

(d)

Beneficial Owner:  A “beneficial owner,” as such term is defined in Rule 13d-3 and 13d-5 under the Act (or any successor rule thereto), which shall in any event include having the power to vote (or cause to be voted) pursuant to contract, irrevocable proxy or otherwise, and which, for purposes of the calculation under clause (y) of the definition of Change in Control, shall be deemed to include shares that any such Person or Group has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control: means the occurrence of any of the following events:

(i) sale of all or substantially all of the assets of the Company to a Person or Group that is not Kohlberg Kravis Roberts & Co. or an Affiliate thereof (collectively, the “KKR Partnerships”);

(ii) a sale by any member of the KKR Partnerships resulting in more than 50% of the voting stock of the Company being held by a Person or Group that is not a member of the KKR Partnerships; or

(iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Person which is not a member of the KKR Partnerships;

and following any of the foregoing events in clause (ii)-(iii), (x) the KKR Partnerships no longer have the ability, without the approval of a Person or Group or an Affiliate of the Company that is not a member of the KKR Partnerships, to elect a majority of the Board (or the resulting entity in the transaction) and (y) any Person or Group who is not a member of the KKR Partnerships is or becomes the Beneficial Owner, directly or indirectly, in the aggregate, of a greater percentage of the total voting power of the Company than that held, directly or indirectly, in the aggregate, by the KKR Partnerships.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The Compensation Committee of the Board, or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan.

(i)	Company: Bristol West Holdings, Inc., a Delaware corporation.

(j)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(k)

Fair Market Value:  If the Shares are traded on NASDAQ, the Fair Market Value of the Shares as of any date of determination shall be the closing sale price on that date of a Share as reported in the NASDAQ National Market Issues quotations of the New York City Edition of the Wall Street Journal.  If the Shares are traded on the New York Stock Exchange, the Fair Market Value of the Shares as of any date of determination shall be the closing sale price on that date of a Share as reported on the New York Stock Exchange Composite Tape (or, if the Shares are not traded on NASDAQ or the New York Stock Exchange, as applicable, on such date, on the next preceding date on which it was so traded); and if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	Group: Group” means a “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

(m)	ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(n)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(o)	Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(p)	Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)	Other Share-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(r)	Participant: An employee, director or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(s)	Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)	Plan: The 2004 Stock Incentive Plan for Bristol West Holdings, Inc. and Subsidiaries.

(u)	RSU: A restricted stock unit, granted pursuant to Section 8 of the Plan, which represents the right to receive a Share.

(v)	Shares: Shares of common stock of the Company, subject to coordination with Section 9 of the Plan.

(w)	Stock Appreciation Right: A stock appreciation right granted in Connection with or independent of the grant of an Option, pursuant to Section 7 of the Plan.

3.          Shares Subject to the Plan

                    The total number of Shares of common stock that may be used to satisfy Awards under the Plan initially is 3,000,000.  The Shares may consist, in whole or in part, of unissued Shares or previously-issued Shares.  Of this number, a maximum of 500,000 of Shares may be granted during any given calendar year to any Participant and the maximum number of Shares that may be awarded in the form of RSUs, restricted Shares or Other Share-Based Awards payable in Shares during any calendar year to any Participant shall be 500,000.  The issuance of Shares upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable.  Shares which are subject to Awards that terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan.  If the Option Price of any Option granted under the Plan is satisfied by delivering Shares to the Company in accordance with the terms of Section 6(b) of the Plan, only the number of Shares issued net of the Shares delivered shall be deemed delivered for purposes of determining the maximum numbers of Shares available under the Plan.  To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable minimum income tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available under the Plan.

4.          Administration

                    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code.  The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate.  The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment).  The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award.  For avoidance of doubt, if at any time the Committee determines that it has not received or required sufficient payment in respect of such withholding, the Committee is authorized to require such additional payments as it determines are necessary, and may withhold from such sources as it determines are necessary, including by payroll deductions.

5.          Limitations

                    No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.          Terms and Conditions of Options

                    Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing, the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)

Option Price; Exercisability.  Any Option granted under the Plan shall have an Option Price of not less than the Fair Market Value of one Share on the date the Option is granted, and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

(b)

Exercise of Options.  Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or United States generally accepted accounting principles); (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); or (iv) to the extent permitted by applicable law through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may also only authorize the Company to make or facilitate loans to Participants to enable them to exercise Options to the extent not prohibited by applicable law.  The Committee may permit Participants to exercise Options in joint-tenancy with the Participant’s spouse.  No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been recorded in the Company’s register of shareholders, and, if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(c)

ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  No ISO shall have an Option Price of less than the Fair Market Value of one Share on the date granted or have a term in excess of ten years; provided, however, that no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of one Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(d)

Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. Terms and Conditions of Stock Appreciation Rights

(a)

Grants.  The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.  A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

(b)

Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Option Price, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)

Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events.  Such LSARs may provide for a different method of determining appreciation, specify that payment will be made only in cash and provide that any related Awards are not exercisable while such LSARs are exercisable.  Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8. Other Share-Based Awards

(a)

Generally.  The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares (“Other Share-Based Awards”).  Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Share-Based Awards granted under this Section 9 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Board for a performance period established by the Board (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Board shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.  The Board shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Board.  The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Board.  The amount of the Performance-Based Award determined by the Board for a performance period shall be paid to the Participant at such time as determined by the Board in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Board and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall adjust appropriately (i) the number or kind of Shares or other securities available for issuance, issued or reserved for issuance pursuant to the Plan and pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right, and/or (iii) any other affected terms of any Award, and shall make such other revisions to outstanding Awards as it deems are equitably required.

(b)

Change in Control.  In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for: (i) the accelerated vesting or exercisability of any outstanding Awards then held by Participants that are otherwise unexercisable or unvested, as the case may be, to the extent determined by the Committee and as of a date selected by the Committee; (ii) the termination of an Award upon the consummation of the Change in Control, and the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares in the Change in Control subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10.           No Right to Employment or Awards

                    The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.          Successors and Assigns

                    The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.          Nontransferability of Awards

                    Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.          Amendments or Termination

                    Subject to Section 9 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (i) increase the maximum number of Shares available for Awards under the Plan, increase the maximum number of Shares available for issuance as in the form of RSUs, restricted Shares or Other Share-Based Awards, or increase the maximum number of Shares that may be granted to a Participant in any given calendar year (other than amendments having such purpose that may be approved by at least a majority of the Shareholders of the Company); (ii) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (iii) be prohibited by applicable law or otherwise require Shareholder approval (whether in order to maintain the full tax deductibility of all Awards under Section 162(m) of the Code or otherwise); provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.  In no event may the Board amend the Plan to provide for the repricing of any Option Price or exercise price of any Stock Appreciation Rights without the approval by the Shareholders of the Company.

14.          International Participants

                    With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

15.          Choice of Law

                    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.          Effectiveness of the Plan

                    The Plan shall be effective as of the Effective Date, subject to the approval of the Shareholders of the Company.